Exhibit 10.1

FIFTH LOAN MODIFICATION AGREEMENT

Recitals:

(1)    MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation, is called the “Borrower”.

(2)    FIRST HAWAIIAN BANK, a Hawaii corporation, is called the “Lender”.

(3)    Lender made a revolving credit facility (the “Credit Facility”) in favor of the Borrower up to the Revolving Loan Commitment, pursuant to the terms of a Credit Agreement dated August 4, 2016, by and between the Borrower and the Lender, as amended and restated by that certain Amended and Restated Credit Agreement dated December 30, 2016, and that certain Second Amended and Restated Credit Agreement dated December 23, 2021 (as amended and restated, the “Second Amended and Restated Credit Agreement”). Capitalized terms that are not otherwise defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement.

(4)    The Credit Facility is evidenced by that certain Amended and Restated Note dated December 23, 2021, executed by the Borrower, as Maker, and payable to the order of the Lender, as Payee, in the principal amount of $15,000,000 (the “Amended and Restated Note”).

(5)    The Credit Facility is secured, in part, by the following (collectively, with the Amended and Restated Note and the Second Amended and Restated Credit Agreement, the “Loan Documents”):

(a)    that certain Mortgage, Security Agreement and Fixture Filing dated August 4, 2016, made by the Borrower, as Mortgagor, in favor of the Lender, as Mortgagee, recorded in the Bureau of Conveyances of the State of Hawaii (the “Bureau”) as Document No. A-60610335, as amended by that certain Amendment and Partial Release of Mortgage, Security Agreement and Fixture Filing and Partial Reassignment of Lessor’s Interest in Leases and Rents dated December 30, 2016, recorded in the Bureau as Document No. A-62080398A through A-62080398C (the “Amendment and Partial Release and Partial Reassignment”), that certain Second Amendment and Partial Release of Mortgage, Security Agreement and Fixture Filing and Partial Reassignment of Lessor’s Interest in Leases and Rents, acknowledged December 17, 2021 and recorded on December 23, 2021 in the Bureau as Document Nos. A-80270350 and A-80270351, and that certain Amendment to Second Amendment and Partial Release of Mortgage, Security Agreement and Fixture Filing and Partial Reassignment of Lessor’s Interest in Leases and Rents dated January 28, 2022, recorded in the Bureau as Document Nos. A-80690089 and A-80690090 (as so amended, the “Mortgage”);

(b)    that certain Security Agreement dated August 4, 2016, made by the Borrower, as Grantor, in favor of the Lender, as Lender;

(c)    that certain Environmental Indemnity Agreement dated August 4, 2016, made by the Borrower in favor of the Lender (the “Environmental Indemnity Agreement”); and

(d)    that certain Assignment of Lessor’s Interest in Leases and Rents dated August 4, 2016, made by the Borrower, as Assignor, to the Lender, as Assignee, recorded in the Bureau as Document No. A-60610336, as amended by the Amendment and Partial Release and Partial Reassignment.

(6)    Pursuant to that certain Loan Modification Agreement dated December 30, 2016, by and between the Lender and the Borrower, among other things, the Revolving Loan Commitment was reduced to $10,000,000.

(7)    Pursuant to that certain Second Loan Modification Agreement dated March 16, 2017, by and between the Lender and the Borrower, the Revolving Loan Commitment was increased from $10,000,000 to $15,000,000.

(8)    Pursuant to that certain Third Loan Modification Agreement dated December 31, 2019, by and between the Lender and the Borrower, the Credit Facility was amended to change the extension option from two (2) consecutive options of one (1) year each to one (1) option of two (2) years to December 31, 2021.

(9)    Pursuant to that certain extension letter dated December 31, 2019, from the Lender to the Borrower, the Maturity Date of the Credit Facility was extended to December 31, 2021.

(10)    Pursuant to that certain Fourth Loan Modification Agreement dated December 23, 2021, by and between the Lender and the Borrower, the Credit Facility was amended to, among other things, further extend the Maturity Date of the Credit Facility for four (4) years to December 31, 2025.

(11)    The Borrower desires to reincorporate from a Hawaii corporation to a Delaware corporation, and the Borrower has requested the Lender’s consent to such reincorporation. The Lender is willing to consent to such reincorporation under the terms and conditions of this Agreement.

(12)    The parties to this Agreement agree that as of July 1, 2022, the outstanding principal balance due under the Amended and Restated Note was $0.

Agreements:

NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the Lender does hereby consent to the reincorporation of the Borrower from a Hawaii corporation to a Delaware corporation, and the parties do hereby agree as follows:

1.    Amendment of Loan Documents. As of the Conversion Effective Date (defined below), and provided that each of the conditions set forth in Section 13(a) has been satisfied or waived to the Lender’s satisfaction, the Loan Documents are hereby amended to refer to the Borrower as Maui Land & Pineapple Company, Inc., a Delaware corporation.

2.    Title Endorsement. The Lender shall obtain, at the Borrower’s expense, an endorsement or endorsements to the Lender’s title insurance policy which shall confirm that notwithstanding the Borrower’s reincorporation from a Hawaii corporation to a Delaware corporation, the Mortgage continues to be a lien of first priority against the real property encumbered by the Mortgage in the amount of $15,000,000.

3.    UCC Financing Statements. UCC Financing Statements perfecting the security interest in the Personal Property shall be recorded with the Secretary of State of Delaware. The UCC Financing Statements shall be in form and substance acceptable to the Lender.

4.    Evidence of Priority. [Intentionally Omitted.]

5.    Reincorporation and Other Documents. The Borrower shall provide to the Lender (a) evidence acceptable to the Lender that the Borrower’s shareholders have approved a plan of conversion to reincorporate Borrower as a Delaware corporation in accordance with the laws of the States of Hawaii and Delaware (the “Plan of Conversion”), (b) evidence acceptable to the Lender that Borrower has converted from a Hawaii corporation to a Delaware corporation in accordance with the Plan of Conversion, including, without limitation, copies of articles of conversion filed in the Business Registration Division of the Department of Commerce and Consumer Affairs of the State of Hawaii, a certificate of conversion filed in the Office of the Secretary of State of the State of Delaware, a certificate of incorporation filed in the Office of the Secretary of State of the State of Delaware, and Bylaws of the Borrower as reincorporated in accordance adopted in accordance with the laws of the State of Delaware, (c) a Certificate of Good Standing or other evidence acceptable to the Lender of the Borrower’s good standing in the State of Delaware, and (d) evidence acceptable to the Lender of the Borrower’s certificate of authority to conduct business in the State of Hawaii as a foreign corporation.

6.    Opinion of Borrower’s Counsel. The Borrower shall provide to the Lender an opinion or opinions of counsel for the Borrower, addressed to the Lender, covering to the Lender’s satisfaction (a) that the Borrower has duly reincorporated from a Hawaii corporation to a Delaware corporation, in accordance with all applicable law and with all necessary authorizations and consents, and (b) that the Borrower as reincorporated has succeeded to all rights and obligations of the Borrower, including all obligations with respect to the Loan.

7.    Acknowledgment by Borrower. The Borrower hereby confirms that its respective representations, warranties and agreements to the Lender under the Environmental Indemnity Agreement remain in full force and effect and apply to the Credit Facility, as amended, and the Loan Documents as amended pursuant to this Agreement.

8.    Enlargement. Any provision contained in the Loan Documents to the contrary notwithstanding, all terms and provisions of the Loan Documents, including the provisions for acceleration upon or after default, are hereby enlarged and extended to include and constitute security for the observance of the terms of this Agreement and the Second Amended and Restated Credit Agreement. All references in the Loan Documents to the “Credit Agreement” and the “Note” are hereby enlarged and expanded to mean the Second Amended and Restated Credit Agreement and the Amended and Restated Note, as further amended hereby.

9.    Modification. This Agreement is a modification only and not a novation. In all other respects, the terms and conditions of the Loan Documents, as hereby modified, are hereby ratified and confirmed and shall remain in full force and effect.

10.    Reaffirmation. The Borrower confirms and reaffirms all of its representations, warranties and covenants in the Loan Documents.

11.    No Claims. The Borrower agrees and acknowledges that there are no claims, defenses or offsets that may be asserted by the Borrower that may reduce any amounts outstanding under the Loan Documents arising prior to the date of this Fifth Loan Modification Agreement. In consideration of the Lender’s agreements herein, the Borrower agrees that any such claims, defenses and offsets are hereby released.

12.    Costs and Expenses. In consideration of, and as a condition to, the agreements contained herein, the Borrower shall promptly reimburse the Lender upon demand for all costs and expenses, including recording fees, title insurance premiums and reasonable attorneys’ fees, incurred by the Lender in connection with this transaction.

13.    Other Terms and Conditions.

(a)    The amendment described in Section 1 above shall be effective as of ______________, 2022 (the “Conversion Effective Date”), provided that the following conditions have been satisfied or waived to the Lender’s satisfaction:

(i)    this Agreement has been executed and delivered to the Lender by the Borrower;

(ii)    the title insurer has committed to issue the endorsement described in Section 2 above;

(iii)    the UCC Financing Statements described in Section 3 above have been filed in the Office of the Secretary of State of the State of Delaware or other appropriate filing office;

(iv)    the Lender has received the evidence of priority described in Section 4 above;

(v)    the Lender has received the documents described in Section 5 above;

(vi)    the Lender has received the opinion(s) described in Section 6 above;

(vii)    the costs and expenses set forth in Section 12 above have been paid; and

(viii)    the Lender has received a unanimous written consent or other evidence acceptable to the Lender that the Borrower has the authority to amend the Credit Facility as provided in this Agreement.

(b)    The rights, duties and obligations hereunder shall be binding upon, and inure to the benefits of, the parties hereto and their respective successors and assigns.

(c)    Within five (5) days of the Lender’s request, the Borrower shall execute and deliver such further documents and do such other acts as the Lender may reasonably deem necessary to carry out the purposes of this Agreement.

(d)    This Agreement may be executed in counterparts, each of which shall be an original instrument and all of which shall together constitute one and the same agreement.

[The following page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Loan Modification Agreement to be duly executed as of the 15th day of July, 2022.

FIRST HAWAIIAN BANK

By: /s/ Charles C. Barbata

Charles C. Barbata

Its Vice President

Lender

MAUI LAND & PINEAPPLE COMPANY, INC.

By: /s/ Wade K. Kodama

Wade K. Kodama

Its Chief Financial Officer

Borrower